NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

Linda S. Lennox

203-275-6292

llennox@presstek.com

PRESSTEK PROVIDES UPDATE ON FINANCING

Greenwich, CT – December 16, 2009 – Presstek, Inc. (NASDAQ: PRST), a leading manufacturer and marketer of digital offset printing business solutions, today provided an update on the refinancing of its credit facility.

The Company expects to finalize a new revolving credit facility at or around the time of the closing of the sale of the Company’s Lasertel subsidiary, which is currently expected to occur in the first quarter of 2010. The Company has entered into an extension, through March 31, 2010, of the Loan Modification and Forbearance Agreement with the Company’s current bank lending group. The extension of this agreement is intended to ensure that the Company will continue to have access to its credit facility to meet its operating needs until the expected new credit facility is in place. Under this extension, the Company’s revolving line of credit has been reduced from $27 million to $25 million, which the Company’s management believes is sufficient to satisfy its current credit needs. At the end of the third quarter of 2009, the Company’s total debt net of cash was $16.2 million. The Company has successfully reduced its total debt net of cash by 56 percent since its high of $37 million in March 2007.

The Company also reported that it has made the final installment payment to retire its five-year term loan, which originated in November 2004 in the original amount of $35 million.

“While we had anticipated closing on our new credit facility by December 15, our lenders have indicated a preference to finalize a new facility at the same time as the closing of our Lasertel sale. With the proceeds of the Lasertel sale and a new credit facility, we believe that we will have sufficient capital to fuel not only our current financing requirements, but our future growth as well,” said Jeff Jacobson, Presstek’s Chairman, President and Chief Executive Officer.

10 Glenville Street, 3rd Floor, Greenwich, CT 06831 USA

Tel: 203.769.8056 Fax: 203.769.8099

www.presstek.com

About Presstek

Presstek, Inc. is the leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek’s patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins. For more information visit www.presstek.com or call 603-595-7000 or email: info@presstek.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s expectation for obtaining a new credit facility and the amount of credit that is adequate to satisfy the Company’s current financing needs. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to successfully negotiate a new credit facility with a lender sufficient to repay the Company’s current indebtedness, the ability of the Company to generate sufficient cash from its operations to enable it to operate under its reduced credit availability, and other risks and uncertainties detailed in the Company’s 2008 Annual Report on Form 10-K and the Company’s other reports on file with the Securities and Exchange Commission. The words “looking forward,” “looking ahead,” “believe(s),” “should,” “may,” “expect(s),” “anticipate(s),” “project(s),” “likely,” “opportunity,” and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to update any forward-looking statements contained in this news release.

DI is a registered trademark of Presstek, Inc.

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10 Glenville Street, 3rd Floor, Greenwich, CT 06831 USA

Tel: 203.769.8056 Fax: 203.769.8099

www.presstek.com